UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2020 (April 14, 2020)

Frontier Communications Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-11001	06-0619596
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Merritt 7, Norwalk, Connecticut 06851
(Address of principal executive offices) (Zip Code)

(203) 614-5600
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.25 par value	FTR	The Nasdaq Stock Market LLC
Preferred Stock Purchase Rights	N/A	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The Restructuring Support Agreement

On April 14, 2020, Frontier Communications Corporation (“Frontier” or the “Company”) and its direct and indirect subsidiaries (collectively, the “Company Parties”) entered into a Restructuring Support Agreement (the “Restructuring Support Agreement”) with certain of its bondholders (the “Consenting Noteholders”). The Restructuring Support Agreement contemplates agreed-upon terms for a pre-arranged financial restructuring plan (the “Plan”) that leaves unimpaired all general unsecured creditors and holders of secured debt.

Under the Restructuring Support Agreement, the Consenting Noteholders have agreed, subject to certain terms and conditions, to support a financial restructuring (the “Restructuring”) of the existing debt of, existing equity interests in, and certain other obligations of the Company Parties, pursuant to the Plan to be filed in cases commenced under chapter 11 (the “Chapter 11 Cases”) of title 11 of the United States Code (the “Bankruptcy Code”).

The Plan will be based on the restructuring term sheet attached to and incorporated into the Restructuring Support Agreement (the “Term Sheet”) (such transactions described in, and in accordance with the Restructuring Agreement and the Term Sheet, the “Restructuring Transactions”) which, among other things, contemplates:

•
the Company Parties’ obtaining confirmation of the Plan, which shall be on terms consistent with the Restructuring Support Agreement and the Term Sheet, no later than 120 calendar days after the Petition Date (as defined herein);

•
the Company Parties using commercially reasonable efforts to obtain commitments on the best available terms for a senior secured superpriority debtor-in-possession financing facility (the “DIP Facility”), with an option for conversion into an Exit Facility (as defined below) on the Plan effective date (“Plan Effective Date”), on terms and conditions (including as to principal amount) reasonably acceptable to the Company Parties and reasonably acceptable to the Consenting Noteholders, as of the relevant date, holding greater than 50.1% of the aggregate outstanding principal amount of the Company’s senior unsecured notes and debentures (the “Senior Notes”) that are subject to the Restructuring Support Agreement (the “Required Consenting Noteholders”);

•
one or more third-party debt facilities (“Exit Facilities”), to be entered into on the Plan Effective Date, in an amount reasonably sufficient to facilitate Plan distributions and ensure incremental liquidity on the Plan Effective Date, and otherwise be on terms and conditions (including as to amount) reasonably acceptable to the Company Parties and reasonably acceptable to the Required Consenting Noteholders;

•	to the extent not converted into an Exit Facility, full satisfaction in cash on the Plan Effective Date of all DIP Facility claims;

•
issuance by one or more of the Company Parties of takeback debt (the “Takeback Debt”), in a principal amount of $750 million, subject to downward adjustment and certain other terms set forth in the Term Sheet, including, but not limited to:

o
an interest rate (a) no more than 250 basis points higher than the interest rate of the next more junior secured debt facility to be entered into on the Plan Effective Date if the Takeback Debt is secured on a third lien basis or (b) no more than 350 basis points higher than the interest rate of the most junior secured debt facility to be entered into on the Plan Effective Date if the Takeback Debt is unsecured;

o
a maturity no less than one year outside of the longest-dated debt facility to be entered into on the Plan Effective Date, subject to an outside maturity date of eight years from the Plan Effective Date;

o
(i) to the extent the Second Lien Notes (as defined below) are reinstated under the Plan, providing the Takeback Debt will be third lien debt, or (ii) to the extent the Second Lien Notes are paid in full in cash during the pendency of the Chapter 11 Cases or under the Plan, providing the Company Parties and the Required Consenting Noteholders will agree on whether the Takeback Debt will be secured or unsecured, subject to certain conditions; and

o
all other terms including, without limitation, covenants and governance, shall be reasonably acceptable to the Company Parties and the Required Consenting Noteholders; provided that such terms shall not be more restrictive than those in the indenture for the Second Lien Notes.

•
subject to acceptance of the Plan by the holders of the Senior Notes, a cash payment (the “Incremental Payments”) on the Plan Effective Date to each holder of the Senior Notes (to the extent of the available amount of unrestricted balance sheet cash in excess of $150 million on the Plan Effective Date as projected 30 days prior to the anticipated Plan Effective Date, subject to adjustments set forth in the Term Sheet (“Excess Cash”));

•
cash interest payments for the Company’s $850 million secured revolving credit facility (the “Revolver”) maturing on February 27, 2024 and, to the extent not already satisfied in full during the Chapter 11 Cases from the proceeds of the DIP Facility, satisfaction in full on the Plan Effective Date of all Revolver claims;

•
cash interest payments for (i) the Company’s $1,740 million senior secured Term Loan B facility (the “Term Loan B”) maturing on June 15, 2024, and (ii) the Company’s $1,650 million aggregate principal amount of 8.000% First Lien Secured Notes due 2027 (the “First Lien Notes”), as applicable, at non-default rate during the Chapter 11 Cases, which shall not include any make-whole payments, until repayment or reinstatement of such indebtedness;

•
upon mutual agreement among the Company Parties and the Required Consenting Noteholders, for the $1,600 million aggregate principal amount of 8.500% Second Lien Secured Notes due 2026 (the “Second Lien Notes” and, together with the First Lien Notes, the “Secured Notes”), (i) cash interest payment at non-default rate during the Chapter 11 Cases, which shall not include any make-whole payments, until repayment or reinstatement of the Second Lien Notes or (ii) payment of accrued non-default rate interest on the Plan Effective Date, which shall not include any make-whole payments, and no cash interest payment during the Chapter 11 Cases;

•
to the extent not already satisfied in full during the Chapter 11 Cases from the proceeds of the DIP Facility, (i) satisfaction in full of all Term Loan B claims and all Secured Notes claims on the Plan Effective Date, or (ii) solely in the event the Company Parties cannot procure financing on terms acceptable to the Company Parties and the Required Consenting Noteholders to repay in full the Term Loan B or the Secured Notes, as applicable, reinstatement of all Term Loan B claim and all Secured Notes claims, as applicable, pursuant to section 1124 of the Bankruptcy Code on the Plan Effective Date;

•
cash interest payments at non-default rate during the Chapter 11 Cases for the secured and unsecured notes of the Company’s subsidiaries and, on or as soon as reasonably practicable following the Plan Effective Date, reinstatement of such notes pursuant to section 1124 of the Bankruptcy Code;

•
cash payment in full of all general unsecured claims (other than Parent Litigation Claims (as defined below)), if applicable, that are not Senior Notes claims or subsidiary unsecured notes claims, reinstatement of such claims pursuant to section 1124 of the Bankruptcy Code or other such treatment rendering such claims unimpaired, in each case, as reasonably acceptable to the Company Parties and the Required Consenting Noteholders;

•
litigation-related claims against the Company that would be subject to the automatic stay (except those subject to the police and regulatory exception) (the “Parent Litigation Claims”) will be unimpaired, provided that the Parent Litigation Claims will be allowed in an amount that does not exceed existing insurance coverage plus $25 million;

•
cash payment in full of all administrative expense claims, priority tax claims, other priority claims, and other secured claims or other such treatment rendering such claims unimpaired, including reinstatement pursuant to section 1124 of the Bankruptcy Code or delivery of the collateral securing any such secured claim and payment of any interest required under section 506(b) of the Bankruptcy Code;

•
a motion, promptly after the commencement of the Chapter 11 Cases, filed by the Company Parties to assume the Purchase Agreement (the “Purchase Agreement”), dated as of May 28, 2019, among the Company, Frontier Communications ILEC Holdings LLC, and Northwest Fiber, LLC, as amended, restated, amended and restated, or otherwise modified from time to time, and close the sale of the Company’s operations and associated assets in Washington, Oregon, Idaho and Montana, subject to certain terms and conditions in the Purchase Agreement, as soon as reasonably practicable;

•
on or as soon as reasonably practicable following the Plan Effective Date, receipt by the holders of the Senior Notes, in full satisfaction of their claims, their pro rata share of (a) 100% of the common equity (the “New Common Stock”) of the Company or an entity formed to indirectly acquire substantially all of the assets and/or stock of the Company as may be contemplated by the Restructuring (the “Reorganized Company”), subject to dilution by the Management Incentive Plan (as defined below), (b) the Takeback Debt and (c) any surplus cash remaining after payments of the Incremental Payments;

•
on the Plan Effective Date, reservation of a pool (the “Management Incentive Plan Pool”) of 6% (on a fully diluted basis) of the New Common Stock for a post-emergence management incentive plan (the “Management Incentive Plan”) for management employees of the Reorganized Company, which will contain terms and conditions as determined at the discretion of the board of directors of the Reorganized Company after the Plan Effective Date; provided that up to 50% of the Management Incentive Plan Pool may be allocated prior to the Plan Effective Date as emergence grants (“Emergence Awards”) to individuals selected to service in key senior management positions after the Plan Effective Date; provided, further, that the Emergence Awards will have terms and conditions that are acceptable to the Company Parties and the Required Consenting Noteholders;

•	no distribution for existing equity interests; and

•
in the event the Required Consenting Noteholders and the Debtors determine that the New Common Stock should be listed on a recognized U.S. stock exchange, commercially reasonable efforts by the Reorganized Company to have the New Common Stock listed on a recognized U.S. stock exchange as promptly as reasonably practicable on or after the Plan Effective Date, and prior to any such listing, commercially reasonable efforts to qualify its shares for trading in the pink sheets.

In accordance with the Restructuring Support Agreement, the Consenting Noteholders agreed, among other things, to: (i) support the Restructuring Transactions as contemplated by, and within the timeframes outlined in, the Restructuring Support Agreement and the definitive documents governing the Restructuring Transactions; (ii) not take any action, directly or indirectly, that is reasonably likely to interfere with acceptance, implementation, or consummation of the Restructuring Transactions; (iii) vote each of its Senior Notes Claims to accept the Plan; and (iv) not transfer Senior Notes Claims held by each Consenting Noteholders except with respect to limited and customary exceptions, including requiring any transferee to either already be bound or become bound by the terms of the Restructuring Support Agreement.

In accordance with the Restructuring Support Agreement, the Company Parties agreed, among other things, to: (i) support and take all steps reasonably necessary and desirable to consummate the Restructuring Transactions in accordance with the Restructuring Support Agreement; (ii) support and take all steps reasonably necessary and desirable to obtain entry of (a) the final order of the Bankruptcy Court (as defined below) authorizing the relevant Company Parties’ entry into the DIP Facility documents (the “DIP Order”), (b) the order of the Bankruptcy Court approving the Plan disclosure statement pursuant to section 1125 of the Bankruptcy Code and (c) the Bankruptcy Court’s order confirming the Plan; (iii) use commercially reasonable efforts to obtain any and all required governmental, regulatory and/or third-party approvals for the Restructuring Transactions; (iv) act in good faith and use commercially reasonable efforts to execute and deliver certain required documents and agreements to effectuate and consummate the Restructuring Transactions as contemplated by the Restructuring Support Agreement; (v) operate their business in the ordinary course of business in a manner consistent with the Restructuring Support Agreement and past practice and use commercially reasonable efforts to preserve their business; and (vi) not, directly or indirectly, object to, delay, impede, or take any other action to interfere with acceptance, implementation, or consummation of the Restructuring Transactions.

The Restructuring Support Agreement may be terminated upon the occurrence of certain events, including the failure to meet specified milestones related to the solicitation of votes to approve the Plan, commencement of the Chapter 11 Cases, confirmation of the Plan, consummation of the Plan, and the entry of orders relating to the DIP Facility.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Restructuring Support Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 1.03.	Bankruptcy or Receivership.

Chapter 11 Filing

To implement the Plan, on April 14, 2020 (the “Petition Date”), the Company Parties filed the Chapter 11 Cases under the Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).

The Company Parties continue to operate their businesses and manage their properties as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. To ensure the Company Parties’ ability to continue operating in the ordinary course of business and minimize the effect of the Restructuring on the Company Parties’ customers and employees, the Company Parties filed with the Bankruptcy Court motions seeking a variety of “first-day” relief, including authority to pay employee wages and benefits, and pay vendors and suppliers for goods and services provided both before and after the filing date.

DIP Facility

On April 14, 2020 and prior to the commencement of the Chapter 11 Cases, the Company and certain of its subsidiaries (the “DIP Loan Parties”) entered into a commitment letter (the “Commitment Letter”) with Goldman Sachs Bank USA (“GS Bank”), Deutsche Bank AG New York Branch (“DBNY”), Deutsche Bank Securities Inc. (“DBSI” and, collectively with DBNY, “DB”), Barclays Bank PLC (“Barclays”), Morgan Stanley Senior Funding, Inc. (“MSSF”), Credit Suisse AG, Cayman Islands Branch (“CS”) and Credit Suisse Loan Funding LLC (“CSLF” and, together with CS and their respective affiliates, “Credit Suisse”, and together with GS Bank, DB, Barclays and MSSF, the  “Commitment Parties”) pursuant to which, and subject to the satisfaction of certain customary conditions, including the approval of the Bankruptcy Court, the Commitment Parties have agreed to provide the DIP Loan Parties with a senior secured superpriority debtor-in-possession revolving credit facility (the “DIP Revolving Facility”) in an aggregate principal amount of $460,000,000, which, upon satisfaction of certain conditions, including the effectiveness of the Plan, will become a longer term senior secured exit revolving facility (the “Exit Revolving Facility”).

The terms and conditions of the DIP Revolving Facility are set forth in the form Senior Secured Superpriority Debtor-in-Possession Credit Agreement (the “Form DIP Credit Agreement”) attached to the Commitment Letter. The DIP Revolving Facility includes conditions precedent, representations and warranties, affirmative and negative covenants and events of default customary for financings of this type and size, including an event of default (the “Prepayment Event of Default”) that is triggered if the revolving loans outstanding under the Company’s First Amended and Restated Credit Agreement, dated as of February 27, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the Petition Date), by and among the Company, as borrower, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent and the financial institutions and other persons or entities party thereto as lenders (the “Prepetition Credit Agreement”) are not repaid in full on or prior to the earlier to occur of (i) the 60th day following the Company’s actual receipt of the net cash proceeds of the transactions (the “PNW Sale”) contemplated by the Purchase Agreement, and (ii) the third business day following the first day on which the Company has received both (x) the net cash proceeds of the PNW Sale and (y) an order of the Bankruptcy Court approving the repayment in full of the outstanding revolving loans under the Prepetition Credit Agreement. The occurrence of the Prepayment Event of Default would cause the termination of the commitments with respect to the Exit Revolving Facility unless otherwise agreed by each Commitment Party. The proceeds of all or a portion of the DIP Revolving Facility may be used for, among other things, general corporate purposes, including working capital and permitted acquisitions and letters of credit, administrative costs, premiums, expenses and fees of the transactions contemplated by the Chapter 11 Cases, for payment of court approved adequate protection obligations and other such purposes consistent with the DIP Revolving Facility. To the extent not converted into an Exit Revolving Facility, DIP Revolving Facility claims will be paid in cash on the Plan Effective Date. The terms and conditions of the Exit Revolving Facility are reflected in an exit facility term sheet attached as an exhibit to the Form DIP Credit Agreement (the “Exit Facility Term Sheet”). Upon of the satisfaction of certain conditions set forth in the Exit Facility Term Sheet, including compliance with a 1.55:1.00 gross first lien leverage ratio test and the repayment in full of the revolving loans outstanding under the Prepetition Credit Agreement, the DIP Revolving Facility commitments will become Exit Revolving Facility commitments. The Company has the option to increase the size of the Exit Revolving Facility up to an amount of $600,000,000 by obtaining commitments from one or more lenders prior to the Plan Effective Date.

The foregoing description of the DIP Revolving Facility, Form DIP Credit Agreement, Exit Revolving Facility and Exit Facility Term Sheet does not purport to be complete and is qualified in its entirety by reference to the final, executed Commitment Letter, including the attached Form DIP Credit Agreement and Exit Facility Term Sheet, as approved by the Bankruptcy Court.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.03 is incorporated by reference into this Item 2.03.

Item 2.04.	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The commencement of the Chapter 11 Cases constitutes an event of default under the Company’s and its subsidiaries’ debt instruments, including the following (the “Debt Instruments”):

•
the First Amended and Restated Credit Agreement, dated as of February 27, 2017, among Frontier, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended, restated, amended and restated, supplemented and otherwise modified, and the $749 million (with letters of credit approximately totaling an additional $101 million) outstanding under the Revolver and the approximately $1,695 million outstanding under the Term Loan B;

•
the Fourth Supplemental Indenture, dated October 1, 1994, to the Indenture of Securities, dated as of August 15, 1991, between Frontier and JPMorgan Chase Bank, N.A. (as successor to Chemical Bank), as Trustee (the “August 1991 Indenture”), between Frontier and JPMorgan Chase Bank, N.A. (as successor to Chemical Bank), as trustee, and the approximately $1 million aggregate outstanding principal amount of Frontier’s 7.68% Debentures due 2034 issued thereunder;

•
the Fifth Supplemental Indenture to the August 1991 Indenture, dated as of June 15, 1995, between Frontier and JPMorgan Chase Bank, N.A. (as successor to Chemical Bank), as trustee, and the $125 million aggregate outstanding principal amount of Frontier’s 7.45% Debentures due 2034 issued thereunder;

•
the Sixth Supplemental Indenture to the August 1991 Indenture, dated as of October 15, 1995, between Frontier and JPMorgan Chase Bank, N.A. (as successor to Chemical Bank), as trustee, and the $138 million aggregate outstanding principal amount of Frontier’s 7% Debentures due 2025 issued thereunder;

•
the Seventh Supplemental Indenture to the August 1991 Indenture, dated as of June 1, 1996, between Frontier and JPMorgan Chase Bank, N.A. (as successor to Chemical Bank), as trustee, and the approximately $2 million aggregate outstanding principal amount of Frontier’s 6.8% Debentures due 2026 issued thereunder;

•
the Eighth Supplemental Indenture to the August 1991 Indenture, dated as of December 1, 1996, between Frontier and JPMorgan Chase Bank, N.A. (as successor to Chemical Bank), as trustee, and the $193.5 million aggregate outstanding principal amount of Frontier’s 7.05% Debentures due 2046 issued thereunder;

•
the Indenture, dated as of August 16, 2001, between Frontier and JPMorgan Chase Bank, N.A. (as successor to The Chase Manhattan Bank), as trustee, and the approximately $945 million aggregate outstanding principal amount of Frontier’s 9% Senior Notes due 2031 issued thereunder;

•
the Indenture, dated as of December 22, 2006, between Frontier and The Bank of New York, as trustee, and the approximately $346 million aggregate outstanding principal amount of Frontier’s 7.875% Senior Notes due 2027 issued thereunder;

•
the Third Supplemental Indenture, dated as of May 22, 2012, to the Indenture dated as of April 9, 2009, between Frontier and The Bank of New York Mellon, as trustee (the “April 2009 Indenture”), between Frontier and The Bank of New York Mellon, as trustee, and the approximately $89 million aggregate outstanding principal amount of Frontier’s 9.25% Senior Notes due 2021 issued thereunder;

•
the Fourth Supplemental Indenture to the April 2009 Indenture, dated as of August 15, 2012, between Frontier and The Bank of New York Mellon, as trustee, as amended, and the $850 million aggregate outstanding principal amount of Frontier’s 7.125% Senior Notes due 2023 issued thereunder;

•
the Fifth Supplemental Indenture to the April 2009 Indenture, dated as of April 10, 2013, between Frontier and The Bank of New York Mellon, as trustee, and the $750 million aggregate outstanding principal amount of Frontier’s 7.625% Senior Notes due 2024 issued thereunder;

•
the Sixth Supplemental Indenture to the April 2009 Indenture, dated as of September 17, 2014, between Frontier and The Bank of New York Mellon, as trustee, and the approximately $220 million aggregate outstanding principal amount of Frontier’s 6.250% Senior Notes due 2021 issued thereunder;

•
the Seventh Supplemental Indenture to the April 2009 Indenture, dated as of September 17, 2014, between Frontier and The Bank of New York Mellon, as trustee, and the $775 million aggregate outstanding principal amount of Frontier’s 6.875% Senior Notes due 2025 issued thereunder;

•
the First Supplemental Indenture, dated as of July 1, 2010, to the Indenture, dated as of April 12, 2010, as amended, between New Communications Holdings Inc. and The Bank of New York Mellon, as trustee, between Frontier and The Bank of New York Mellon, as trustee, and the approximately $172 million aggregate outstanding principal amount of Frontier’s 8.5% Senior Notes due 2020 and the $500 million aggregate outstanding principal amount of Frontier’s 8.75% Senior Notes due 2022 issued thereunder;

•
the First Supplemental Indenture, dated as of September 25, 2015, to the Base Indenture, dated as of September 25, 2015 (the “2015 Base Indenture”), between Frontier and The Bank of New York Mellon, as trustee, between Frontier and The Bank of New York Mellon, as trustee, as supplemented, and the approximately $55 million aggregate outstanding principal amount of Frontier’s 8.875% Senior Notes due 2020 issued thereunder;

•
the Second Supplemental Indenture to the 2015 Base Indenture, dated as of September 25, 2015, between Frontier and The Bank of New York Mellon, as trustee, and the approximately $2,188 million aggregate outstanding principal amount of Frontier’s 10.500% Senior Notes due 2022 issued thereunder;

•
the Third Supplemental Indenture to the 2015 Base Indenture, dated as of September 25, 2015, between Frontier and The Bank of New York Mellon, as trustee, and the $3,600 million aggregate outstanding principal amount of Frontier’s 11.000% Senior Notes due 2025 issued thereunder;

•
the Indenture, dated as of March 19, 2018, by and among, Frontier, the guarantors party thereto and Wilmington Savings Fund Society FSB (“WSFS”), as successor trustee and successor collateral agent, and the $1,600 million aggregate outstanding principal amount of the Second Lien Notes issued thereunder;

•
the Indenture, dated as of March 15, 2019, by and among Frontier, the guarantors party thereto, the grantor party thereto, JPMorgan Chase Bank, N.A., as collateral agent, and Wilmington Trust, National Association (“WTNA”), as successor trustee, and the $1,650 million aggregate outstanding principal amount of the First Lien Notes issued thereunder;

•
the Trust Indenture, dated as of January 1, 1994, the First Supplemental Indenture, dated as of May 1, 1996, each between Frontier North Inc. (formerly GTE North Incorporated) (“Frontier North”) and U.S. Bank National Association (“U.S. Bank”), as successor trustee, and the $200 million aggregate outstanding principal amount of Frontier North’s 6.73% Debenture due 2028 issued thereunder (the “Frontier North Debentures”);

•
the Indenture, dated as of June 1, 1940, the Thirty-Eighth Supplemental Indenture, dated as of November 15, 1991, and the Thirty-Ninth Supplemental Indenture, dated as of March 25, 2008, each between Frontier Southwest Incorporated (formerly Southwestern Associated Telephone Company) (“Frontier Southwest”) and BOKF, NA, as successor trustee, and the $100 million aggregate outstanding principal amount of Frontier Southwest’s 8.5% First Mortgage Bonds due 2031 issued thereunder (the “Frontier Southwest First Mortgage Bonds”);

•
the Indenture, dated as of December 1, 1993, between Frontier California Inc. (formerly GTE California Incorporated) (“Frontier California”) and Bank of America National Trust and Savings Association, as trustee (the “California Indenture”), the First Supplemental Indenture to the California Indenture, dated as of April 15, 1996, between Frontier California and First Trust of California, National Association, as trustee, and the $200 million aggregate outstanding principal amount of 6.750% Debentures due 2027 issued thereunder; and

•
the Trust Indenture, dated as of November 1, 1993, the First Supplemental Indenture dated as of January 1, 1998, each between Frontier Florida LLC (formerly GTE Florida Incorporated) (“Frontier Florida”) and U.S. Bank, as successor trustee, and the $300 million outstanding aggregate principal amount of 6.86% Debentures due 2028 issued thereunder (the “Frontier Florida Debentures”).

The Debt Instruments provide that as a result of the Chapter 11 Cases, the principal and interest due thereunder shall be immediately due and payable. The Debtors believe that any efforts to enforce the financial obligations under the Debt Instruments are stayed as a result of the filing of the Chapter 11 Cases in the Bankruptcy Court.

Item 7.01	Regulation FD Disclosure

The Debt Instruments provide that as a result of the Chapter 11 Cases, the principal and interest due thereunder shall be immediately due and payable. The Debtors believe that any efforts to enforce the financial obligations under the Debt Instruments are stayed as a result of the filing of the Chapter 11 Cases in the Bankruptcy Court.

The Company cautions that trading in its securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for these securities may bear little or no relationship to the actual recovery, if any, by the holders in the Chapter 11 Cases. The Company expects that its stockholders could experience a significant or complete loss on their investment, depending on the outcome of the Chapter 11 Cases.

Press Release

A copy of the press release dated April 14, 2020 issued by the Company announcing the filing of Chapter 11 Cases is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Additional information regarding the Restructuring is available at www.frontierrestructuring.com. Court filings and information about the claims process are available at https://cases.primeclerk.com/ftr, by calling the Company’s claims agent, Prime Clerk, toll-free at (877)-433-8020 or sending an email to ftrinfo@primeclerk.com.

Cleansing Materials

As previously disclosed, since January 2020, the Company has been engaged in discussions with certain holders of the Company’s unsecured notes with respect to potential deleveraging or restructuring transactions. The Company has entered into confidentiality agreements (the “NDAs”) with such noteholders (the “NDA Parties”) in connection therewith.

Pursuant to the terms of the NDAs, the Company agreed to publicly disclose certain confidential information regarding the Company provided to the NDA Parties pursuant to the NDAs (the “Cleansing Materials”) upon the occurrence of certain events.

The Cleansing Materials contain discussion materials related to the impact of the COVID-19 pandemic and general economic conditions on the Company’s financial condition and results of operations, including certain financial projections. The Cleansing Materials are based solely on information available to the Company as of the date of the Cleansing Materials and, therefore, the projections included therein may differ from actual results and such differences may be material. Any financial projections or forecasts included in the Cleansing Materials were not prepared with a view toward public disclosure or compliance with the published guidelines of the U.S. Securities and Exchange Commission. The projections do not purport to present the Company’s financial condition in accordance with accounting principles generally accepted in the United States. The Company’s independent accountants have not examined, compiled or otherwise applied procedures to the projections and, accordingly, do not express an opinion or any other form of assurance with respect to the projections. The inclusion of the projections herein should not be regarded as an indication that the Company or its representatives consider the projections to be a reliable prediction of future events, and the projections should not be relied upon as such.

The descriptions in this Form 8-K of the Cleansing Materials do not purport to be complete and are qualified in their entirety by reference to the complete presentation of the Cleansing Material attached as Exhibit 99.2 hereto.

The information being furnished in this Item 7.01 and in Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 8.01	Other Events.

On April 13, 2020, the Company and certain of its subsidiaries entered into resignation, appointment and acceptance agreements (collectively, the “Tripartite Agreements”) with The Bank of New York Mellon (the “Resigning Trustee) and each of: (i) WTNA with respect to the First Lien Notes; (ii) WSFS with respect to the Second Lien Notes; (iii) BOKF, NA with respect to the Frontier Southwest First Mortgage Bonds;  (iv) U.S. Bank (together with WTNA, WSFS and BOKF, NA, the “Successor Trustees”) with respect to the Frontier Florida Debentures; and (v) U.S. Bank with respect to the Frontier North Debentures. Pursuant to the Tripartite Agreements, the Resigning Trustee resigned as trustee, authenticating agent, collateral agent, escrow agent, fiscal agent, paying agent, registrar, new additional pari passu agent, transfer agent, special agent and representative of the holders of the bonds, custodian, note custodian, depositary, registrar, security registrar, representative, and junior priority representative, as applicable, and each of the Successor Trustees accepted its appointment as trustee, authenticating agent, collateral agent, escrow agent, fiscal agent, paying agent, registrar, new additional pari passu agent, transfer agent, special agent and representative of the holders of the bonds, custodian, note custodian, depositary, registrar, security registrar, representative and junior priority representative, as applicable.

Cautionary Statement Concerning Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” related to future events. Forward-looking statements contain words such as “expect,” “anticipate,” “could,” “should,” “intend,” “plan,” “believe,” “seek,” “see,” “may,” “will,” “would,” or “target.” Forward-looking statements are based on management’s current expectations, beliefs, assumptions and estimates and may include, for example, statements regarding the Chapter 11 Cases, the DIP Facility, the Company’s ability to complete the Restructuring and its ability to continue operating in the ordinary course while the Chapter 11 Cases are pending. These statements are subject to significant risks, uncertainties, and assumptions that are difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements, including risks and uncertainties regarding the Company’s ability to successfully complete a Restructuring under Chapter 11, including: consummation of the Restructuring; potential adverse effects of the Chapter 11 Cases on the Company’s liquidity and results of operations; the Company’s ability to obtain timely approval by the Bankruptcy Court with respect to the motions filed in the Chapter 11 Cases; objections to the Company’s recapitalization process, DIP Facility, or other pleadings filed that could protract the Chapter 11 Cases; employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties; the Company’s ability to comply with the restrictions imposed by the terms and conditions of the DIP Facility and other financing arrangements; the Company’s ability to maintain relationships with suppliers, customers, employees and other third parties and regulatory authorities as a result of the Chapter 11 Cases; the effects of the Chapter 11 Cases on the Company and on the interests of various constituents, including holders of the Company’s common stock; the Bankruptcy Court’s rulings in the Chapter 11 Cases, including the approvals of the terms and conditions of the Restructuring and the DIP Facility, and the outcome of the Chapter 11 Cases generally; the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 Cases; risks associated with third party motions in the Chapter 11 Cases, which may interfere with the Company’s ability to consummate the Restructuring or an alternative restructuring; increased administrative and legal costs related to the Chapter 11 process; potential delays in the Chapter 11 process due to the effects of the COVID-19 virus; and other litigation and inherent risks involved in a bankruptcy process. Forward-looking statements are also subject to the risk factors and cautionary language described from time to time in the reports the Company files with the U.S. Securities and Exchange Commission, including those in the Company’s most recent Annual Report on Form 10-K and any updates thereto in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These risks and uncertainties may cause actual future results to be materially different than those expressed in such forward-looking statements. Frontier has no obligation to update or revise these forward-looking statements and does not undertake to do so.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Restructuring Support Agreement, dated as of April 14, 2020, by and among the Company Parties and the Consenting Noteholders.
99.1	Press release, dated as of April 14, 2020.
99.2	Cleansing Materials.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2020

FRONTIER COMMUNICATIONS CORPORATION

By:	/s/ Mark D. Nielsen
Name: Mark D. Nielsen
Title: Executive Vice President, Chief Legal Officer and Chief Transaction Officer